Exhibit 99.1

Engex, Inc.

44 Wall Street, 2nd Floor

New York, NY 10005

For Immediate Release

Engex, Inc. Declares Special Dividend on Common Stock

New York, NY - February 2, 2018. On February 1, 2018, the Board of Directors of Engex, Inc. (ticker symbol: EXGI) declared a special dividend on the Fund’s Common Stock of $0.43 per share in cash payable February 20, 2018, to shareholders of record at the close of business on February 12, 2018.

Engex, Inc. is a non-diversified closed end investment company registered under the Investment Company Act of 1940.

Contact:	Michael Siciliano, Treasurer, Engex, Inc.

212-495-4500